Exhibit 99.1

News

For Immediate Release: Tuesday, March 28, 2017

GM Statement Regarding Shareholder Proposal and Slate from Greenlight Capital

•	GM’s Board and management executing transformational plan that is delivering shareholder value

•	Greenlight’s proposal to eliminate GM’s common dividend to fund separate dividend on an unprecedented security creates unacceptable risks and is not in best interests of shareholders

•	GM expects to return approximately $7 billion in cash to shareholders in 2017, bringing total cash returns to shareholders to approximately $25 billion since 2012

DETROIT – General Motors Co. (NYSE: GM) confirmed today that its Board of Directors and management team have thoroughly analyzed and rejected a non-binding proposal that Greenlight Capital intends to submit for a vote at GM’s 2017 annual meeting of shareholders. The proposal relates to eliminating the dividend on the existing GM common stock and distributing an unprecedented new dividend-focused security (“dividend security”), thereby creating a dual-class common stock structure. In connection with its proposal, Greenlight has also nominated a slate of four candidates for election to GM’s Board of Directors.

GM values the views of its owners, and has engaged directly with Greenlight on numerous occasions during the past seven months, including a meeting between Greenlight and members of the company’s Board. After careful due diligence, including consultation with the rating agencies and independent analysis from three top-tier investment banks, the Board and management are confident that eliminating the dividend on the existing GM common stock and distributing the proposed new “dividend security” creates an unacceptable level of risk and would not serve the best interests of GM shareholders.

These risks include:

•	The loss of GM’s investment grade credit rating;

•	Unknown and uncertain market demand and liquidity for the proposed securities, resulting in depressed pricing and selling pressure;

•	Unproven and entirely speculative valuation impact; and

•	Material governance challenges arising from two classes of stock with divergent objectives.

“GM’s Board and management are fundamentally transforming our company by executing a plan that is delivering record financial and operating results and returning significant capital to our shareholders,” said Mary Barra, GM chairman and CEO. “For seven months, we’ve extensively reviewed the proposed dual-class structure, as well as other capital allocation strategies, and concluded that continuing to execute our strategy and adhering to our current disciplined capital allocation framework is the best path to deliver increased value.

“Our Board and management remain laser focused on advancing our progress and creating value for our owners by enhancing our portfolio and our operations, leading the future of personal mobility and driving strong performance. In contrast, the proposed structure creates an unacceptable level of risk for our company and its shareholders,” concluded Barra.

The Board’s conclusions are summarized below and in an investor presentation available at http://media.gm.com/content/dam/Media/gmcom/investor/2017/mar/GM-chart-set.pdf

•	As Greenlight has already acknowledged, the proposed dual-class common stock structure would have no positive effect on GM’s underlying business or cash flows, and therefore would not create additional intrinsic value. The proposed dividend security would not help GM sell more cars, drive higher profitability, or generate greater cash flow — nor would it address the fundamental sector factors affecting GM’s stock price.

•	GM believes that implementation of the proposed dual-class structure would lead to a loss of the company’s investment grade credit rating.

•	A non-investment grade rating would have an approximately $1 billion EBT impact on GM Financial, put $1 billion of profit at risk for the automotive company and necessitate approximately an additional $5-$10 billion of cash on the GM balance sheet.

•	It would also limit GM’s financial flexibility and adversely affect the company’s risk profile, including GM’s ability to execute its captive finance strategy, access capital markets efficiently and execute revolver renewals.

•	Elimination of the dividend on GM’s existing common stock would likely lead to selling pressure by a significant universe of institutional owners and cause concern and confusion among retail holders, resulting in downward pressure on its share price;

•	Distribution of a large volume of an unprecedented security that has no established market depth or liquidity would likely also lead to selling pressure on the proposed “dividend security,” resulting in likely depressed pricing for the new security; and

•	The proposed structure could create complex governance challenges, requiring the Board and management to consider and respond to divergent expectations and interests of owners of two distinct classes of stock in GM’s strategic and capital allocation decision making.

GM Recommends Electing Its Strong Slate of Directors

Together with Greenlight’s dual-class common stock proposal, the company also received notice of Greenlight’s intent to nominate a slate of four candidates for election to GM’s Board. GM has a highly experienced Board with relevant expertise and capabilities in key areas that align with the company’s strategic direction. After evaluating Greenlight’s nominees, including the connection between Greenlight’s nominations and its dual-class stock proposal, the Board, on the recommendation of its Governance and Corporate Responsibility Committee, has unanimously determined not to recommend any of Greenlight’s nominees for election to the Board. The Committee’s and Board’s assessment of the nominees’ skills and qualifications followed the process and took into account the considerations described in the “Director Nomination Process” section of the Company’s most recent proxy statement.

Additional Information

Overview of Recent Strategic Actions and Results

•	Opel/Vauxhall Transaction to Improve Financial Metrics, Allow Greater Share Repurchases – As another major step in its ongoing work to deploy resources to higher-margin, higher-return opportunities, earlier this month, GM announced an agreement to sell GM’s Opel/Vauxhall subsidiary and GM Financial’s European operations to PSA Group. Upon closing, the transaction is expected to immediately improve GM’s EBIT-adjusted, its EBIT-adjusted margins and its adjusted automotive free cash flow, thereby reducing the cash balance requirement under GM’s disciplined capital allocation framework by $2 billion. The company intends to use these funds to accelerate share repurchases, subject to market conditions, increasing its total 2017 cash returns to shareholders to approximately $7 billion, comprising approximately $2 billion of dividends and approximately $5 billion of share repurchases.

•	Strong 2017 Outlook – Earlier this year, prior to the Opel/Vauxhall announcement, GM announced that it expects to deliver full-year 2017 EPS-diluted and EPS-diluted-adjusted of $6.00-$6.50; maintain or improve EBIT-adjusted and EBIT-adjusted margins; and generate higher revenues, compared to 2016. GM also indicated that it expects to generate about $15 billion in automotive operating cash flow and about $6 billion in adjusted automotive free cash flow.

•	Approximately $25 billion in cash to shareholders – Based on this strong outlook, the GM Board approved an additional $5 billion in common stock repurchases under the company’s existing share repurchase program. The new authorization brings the total share repurchase program to $14 billion since it was announced in March 2015. This increase in stock repurchases serves as further evidence of GM’s commitment to driving shareholder value through strong cash returns to its owners enabled by strong business results. GM expects to return approximately $7 billion in cash to shareholders in 2017, bringing total cash returns to shareholders to approximately $25 billion since 2012. This represents approximately half its current market capitalization and more than 90% of its adjusted automotive free cash flow over the same period.

General Motors Co. (NYSE: GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world’s largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

###

CONTACTS:

Joanne Krell

Executive Director, Corporate Communications

313-316-0940

joanne.krell@gm.com

David Barnas

Group Manager, Corporate Communications

248-918-8946

david.barnas@gm.com

Forward Looking Statements:

In this press release and in reports we subsequently file and have previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K and 10-Q and file or furnish on Form 8-K, and in related comments by our management, we use words like “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions to identify forward-looking statements that represent our current judgment about possible future events. In making these statements we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors, which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K, include among others the following: (1) our ability to deliver new products, services and customer experiences in response to new participants in the automotive industry; (2) our ability to fund and introduce new and improved vehicle models that are able to attract a sufficient number of consumers; (3) the success of our full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (4) global automobile market sales volume, which can be volatile; (5) aggressive competition in China; (6) the international scale and footprint of our operations which exposes us to a variety of domestic and foreign political, economic and regulatory risks, including the risk of changes in existing, the adoption of new, or the introduction of novel interpretations of, laws regulations, policies or other activities of governments, agencies and similar organizations particularly laws, regulations and policies relating to free trade agreements, vehicle safety including recalls, and, including such actions that may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates; (7) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (8) our ability to comply with extensive laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (9) costs and risks associated with litigation and government investigations including the potential imposition of damages, substantial fines, civil lawsuits and criminal penalties, interruptions of business, modification of business practices, equitable remedies and other sanctions against us in connection with various legal proceedings and investigations relating to our various recalls; (10) our ability to comply with the terms of the DPA; (11) our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation and products; (12) the ability of our suppliers to deliver parts, systems and components without disruption and at such times to allow us to meet production schedules; (13) our dependence on our manufacturing facilities around the world; (14) our highly competitive industry, which is characterized by excess manufacturing capacity and the use of incentives and the introduction of new and improved vehicle models by our competitors; (15) our ability to realize production efficiencies and to achieve reductions in costs as we implement operating effectiveness initiatives throughout our automotive operations; (16) our ability to successfully restructure our operations in various countries; (17) our ability to manage risks related to security breaches and other disruptions to our vehicles, information technology networks and systems; (18) our continued ability to develop captive financing capability through GM Financial; (19) significant increases in our pension expense or projected pension contributions resulting from changes in the value of plan assets, the discount rate applied to value the pension liabilities or mortality or other assumption changes; (20) significant changes in economic, political, regulatory environment, market conditions, foreign currency exchange rates or political stability in the countries in which we operate, particularly China, with the effect of competition from new market entrants and in the United Kingdom with passage of a referendum to discontinue membership in the European Union; and (21) risks and uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions.

We caution readers not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Important Additional Information Regarding Proxy Solicitation:

General Motors Company (“GM”) intends to file a proxy statement and associated white proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting (the “Proxy Statement”). GM, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in GM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 7, 2017, GM’s proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 22, 2016 and GM’s Form 8-K filed with the SEC on December 19, 2016. To the extent holdings of such participants in GM’s securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to GM Stockholder Services at General Motors Company, Mail Code 482-C25-A36, 300 Renaissance Center, P.O. Box 300, Detroit, Michigan 48265-3000 or at stockholder.services@gm.com or from the investor relations section of GM’s website, http://www.gm.com/investor.

Non-GAAP Measures:

See our Form 10-K and Form 10-Q reports filed with the SEC for a description of certain non-GAAP measures used by GM, including EBIT-adjusted, EPS-diluted adjusted, ROIC-adjusted, and adjusted automotive free cash flow, along with a description of various uses for such measures. Our calculation of these non-GAAP measures are set forth within these reports and may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

Guidance Reconciliation:

Year Ending Dec. 31, 2017
Diluted Earnings Per Common Share	$6.00-$6.50
Adjustments	—
Tax effect on adjustments	—

EPS-diluted-adj.	$6.00-$6.50

($B except where noted)	Year Ending Dec. 31, 2017
Automotive net cash provided by operating activities	~15
Less: expected capital expenditures	~(9)

Adj. automotive free cash flow	~6

Does not consider the potential future impact of adjustments or the effects of the Opel/Vauxhall related transactions described in our Form 8-K dated March 6, 2017

Results may not sum due to rounding